Exhibit 10.4

LINE NOTE

$370,000.00	August 20, 2001

          FOR VALUE RECEIVED, V-GPO, Inc., a Delaware corporation ("Maker") hereby promises to pay to the order of Gryphon Opportunities Fund I, LLC, a Delaware limited liability company ("Holder"), in lawful money of the United States of America, a principal amount equal to the lesser of (a) THREE HUNDRED SEVENTY THOUSAND DOLLARS ($370,000.00) or (b) the aggregate amount of all Advances made to Maker, payable upon the earlier to occur of (i) payment by the account debtors at any time and from time to time of the accounts receivable owed to Maker by Christus Santa Rosa Health Care System and Deaconess Medical Center (collectively referred to herein as the "Account Debtors") or (ii) December 15, 2001. Maker agrees to establish a separate bank account ("Separate Bank Account") and to direct the Account Debtors to make all payments owed or payable to Maker under the Procurement Diagnostic Review Contracts between Maker and the Account Debtors dated March 29, 2001 and April 24, 2001 respectively into the Separate Bank Account in order to make the payments required by Maker to be made under this Line Note. Any funds remaining in the Separate Bank Account after payment of all amounts due under this Line Note shall be fully released to Maker.

          The date and the amount of each Advance, each payment and prepayment thereof, and the outstanding unpaid principal balance of this Line Note shall be inscribed by Holder on the schedule attached hereto and made a part hereof and any subsequent continuation thereof ("Schedule"). Each Advance shall be in the amount of $92,500. Each entry on the Schedule shall be prima facie evidence of the facts so set forth. No failure by Holder to make, and no error by Holder in making any inscription on the Schedule shall affect Maker's obligation to repay the full principal amount advanced by Holder to or for the account of Maker or Maker's obligation to pay interest thereon at the agreed upon rate.

          If any installment of this Line Note is not paid when due, whether because such installment becomes due on a day other than a Business Day, or for any other reason, Maker will pay interest thereon at a monthly rate of one percent (1%) per Advance until the date of actual receipt of such installment by Holder of this Line Note.

          Maker reserves the right to prepay all or any portion of this Line Note at any time and from time without premium or penalty of any kind.

          All payments made hereunder shall be made to the Holder in lawful currency of the United States of America at 350 Fifth Avenue, Suite 3922, New York, New York 10118, Attention: Younis Zubchevich, or at such other places as Holder may designate in writing. All payments made hereunder, whether a scheduled payment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest and then to the principal remaining outstanding under this Line Note.

          If (i) there should be a nonpayment of interest or principal when due hereunder, or (ii) the Maker or any other person liable hereon should make an assignment for the benefit of creditors, or (iii) attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon, or (iv) a receiver, trustee or liquidation is appointed over or execution levied upon any property of the Maker, or (v) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, whether pursuant to the laws of the United States or New York or any other jurisdiction whatsoever, or (vi) the Maker liquidates or dissolves, or (vii) there exists an Event of Default under a Security Agreement dated the date of this Line Note then, and in each such event, the Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Line Note.

          No act of commission or omission of any kind or at any time upon the part of the Holder or any officer or former officer of Holder, or their successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of the Holder to enforce any right, power or benefit whatsoever shall in any way impair the rights of the Holder to enforce any right, power or benefit under this Line Note and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the Maker of its obligations hereunder), which the Maker or any guarantor of Maker has or may have against the Holder, or any officer or former officer of Holder or any assignee or successor thereof, shall be available hereunder to the Maker for any purpose whatsoever.

          No failure by Holder to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Holder of any right to remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of Holder as herein specified are cumulative and not exclusive of any other rights or remedies which Holder may otherwise have, including, without limitation, any rights or remedies Holder may have under any security agreements.

          No modification, rescission, waiver, forbearance, release or amendment of any provision of this Line Note shall be made except by a written agreement duly executed by Maker and Holder.

          Maker hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Line Note.

          Maker agrees to pay all costs and expenses incurred by Holder in enforcing this Line Note or in collecting the indebtedness evidenced hereby, including, without limitation, actual attorneys' fees and expenses.

          This Line Note is secured under a Security Agreement dated the date of this Line Note, as more particularly described and provided therein, and is entitled to the benefits thereof.

          This Line Note shall be construed under, and governed by, the internal laws of the State of New York without regard to principles of conflicts of laws. Maker and Holder hereby expressly and irrevocably agree that any dispute which may arise between them arising out of or in connection with this Line Note shall be adjudicated exclusively before a court located in New York City and they hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern

District of New York with respect to any action or legal proceeding commenced by either party, and expressly and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Line Note or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in this Line Note or such other address as either of the parties hereto shall furnish in writing to the other.

          By executing this Line Note on behalf of Maker, the undersigned officer of Maker represents to the Holder that he is duly authorized and empowered to execute and deliver this Line Note on behalf of the Maker and that this Line Note constitutes the legal and binding obligation of Maker, enforceable against Maker in accordance with its terms.

          This Line Note supercedes a Line Note of Maker to Holder dated August 16, 2001.

V-GPO, Inc.
By: /s/ Norman R. Dobiesz Norman R. Dobiesz, Chairman

SCHEDULE

DATE	AMOUNT OF ADVANCE	AMOUNT OF ADVANCE PAID OR PREPAID	AGGREGATE OUTSTANDING PRINCIPAL BALANCE	NOTATION MADE BY